Agreement No. AX-713

Supplement No. 2

SUPPLEMENTAL AGREEMENT

THIS AGREEMENT, made as of June 30, 2002 by and between THE PORT AUTHORITY OF NEW YORK AND NEW JERSEY (hereinafter called the “Port Authority”) and NEW YORK TELECOM PARTNERS, LLC (hereinafter called the “Permittee”),

WITNESSETH, That:

WHEREAS, the Port Authority and the Permittee heretofore and as of August 26, 1999 entered into an agreement identified by the above Port Authority Agreement Number (which agreement, as the same may have heretofore been supplemented and amended is hereinafter called the “TNAS Agreement”) covering certain privileges and obligations with respect to the installation, operation and maintenance of a wireless telecommunications network access system (“TNAS System”) at Port Authority facilities designated in the Agreement; and

WHEREAS, in addition to the privileges and obligations granted to and imposed on the Permittee under the TNAS Agreement with respect to the TNAS System, the TNAS Agreement grants the Permittee the non-exclusive right to install radio transmission towers (“Monopoles”) at locations at Port Authority Facilities as and to the extent approved by the Port Authority in its sole and absolute discretion and provides that the Permittee may mount exterior antennas on such Ancillary Towers or on other towers or components of the TNAS System as and to the extent approved by the Port Authority in its sole and absolute discretion; and

WHEREAS, the Port Authority and the Permittee desire to amend the TNAS Agreement to provide for the Permittee’s implementation of the non-exclusive right to install, operate and maintain Monopoles at the Port Authority’s Port Newark facility (“Site”), to provide also for the Permittee’s mounting of exterior antennas on the Monopoles and on certain rooftop locations at the Site and to otherwise amend the TNAS Agreement;

NOW, THEREFORE, for and in consideration of the covenants and mutual agreements herein contained, and effective as of the date first set forth above except as otherwise provided below, the Port Authority and the Lessee hereby agree as follows:

CONFIDENTIAL TREATMENT REQUESTED

1.(a)Effective from and after July 1, 2002, the Port Authority hereby approves the Permittee’s proposed implementation of its non-exclusive right to install Monopoles at the Site, and to mount exterior antennas on the Monopoles and on certain designated rooftops (“Related Improvements”) at the Site, subject to approval by the Port Authority of the Permittee’s Construction Application(s) and plans and specifications covering all design, construction and installation work with respect to all proposed Monopoles and all Related Improvements at the Site.  The Monopoles and Related Improvements are sometimes hereinafter collectively referred to as the “Monopole System.”  The installation, operation and maintenance of the Monopole System are sometimes hereinafter collectively referred to as the “Monopole System Operations.”  In no event shall the Monopole System be deemed to include any proprietary Carrier User equipment utilized by any Carrier User in connection with Monopole System Operations.  Capitalized terms used in this Supplemental Agreement but not herein defined shall have the meanings ascribed to such terms in the TNAS Agreement.

(b)For all purposes of the TNAS Agreement except as hereinafter expressly provided, effective from and after July 1, 2002, the “System,” described in subparagraph (a)(i) of Section 2 of the TNAS Agreement, shall be deemed to incorporate and include the Monopole System, and the Site, which is a Port Authority Facility, shall be deemed to be a Covered Facility.

2.(a)The Monopole System shall be installed, operated and maintained on a non-discriminatory basis up to the design capacity of the Monopole System at a particular Covered Facility, including but not limited to the Site, in accordance with the terms, provisions and conditions of the form of Schedule 2.8(i) attached hereto and hereby made a part hereof.  The parties to this Agreement hereby agree that effective as of July 1, 2002 Schedule 2.8(i) shall be incorporated into and become a part of the form of Carrier Access Agreement attached as Exhibit D to the TNAS Agreement.  The Permittee will not amend the form of Schedule 2.8(i) without the prior written consent of the Port Authority.  In the event the Permittee desires to conduct Monopole System Operations at Port Authority Facilities in addition to the Site, the parties hereto may amend this Supplemental Agreement by letter agreement(s) identifying such additional Port Authority Facilities and expressly providing that the terms, provisions and conditions of Schedule 2.8(i), except as may otherwise be provided in such letter agreement, shall be applicable to all Monopole System

CONFIDENTIAL TREATMENT REQUESTED

Operations at such additional Port Authority Facilities, which, upon the commencement of Monopole System Operations at such Port Authority Facilities, shall be deemed to be Covered Facilities.  The Port Authority hereby agrees that nothing set forth in the form of Schedule 2.8(i) attached hereto shall constitute a violation of Section 32 of the TNAS Agreement.  In the event of any conflict between the terms and provisions of this Supplemental Agreement and the terms and provisions of Schedule 2.8(i), the terms and provisions of this Supplemental Agreement shall prevail, except as otherwise expressly provided herein.

 (b)The limitation on service by third party telecommunications service providers set forth in the first sentence of Section 17 of the TNAS Agreement shall not be applicable to the Site or to any other Port Authority Facility which shall subsequently be designated a Covered Facility with respect to the Monopole System.

(c)In addition to the rights granted to the Permittee pursuant to paragraph (b) of Section 19 of the TNAS Agreement with respect to the use of the TNAS System, the Permittee may also, in the course of its business and the conduct of its operations under this Agreement, permit the use of the Monopole System by Carrier Users for the purposes described in paragraph (b) of Section 2 of the TNAS Agreement.  Whether or not expressly set forth therein, all agreements between the Permittee and Carrier Users with respect to the use of the Monopole System shall be subject to the terms and conditions of this Agreement.

3.The Port Authority hereby consents to the Schedule 2.8(i) executed on behalf of [*] by its agent, [*], a copy of which has heretofore been delivered to the Port Authority.  The Permittee shall prepare and submit to the Port Authority contemporaneously with its submission of the Construction Application referred to in paragraph 6, below, a “Summary Basis of Design” of the Monopole System, to include all relevant technical standards for and attributes and features of the said Monopole System, and generally in the form of the Summary Basis of Design of the TNAS System annexed as Exhibit B to the TNAS Agreement.  The Summary Basis of Design may describe the particular Monopole System installation proposed by [*].

*  CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

4.The term of the permission granted to the Permittee to operate the Monopole System shall commence on the date the Port Authority issues final approval of the Permittee’s Construction Application and complete plans and specifications for the Monopole System (the said date hereinafter referred to as the “Commencement Date”) and shall, unless sooner terminated, expire on August 26, 2014.  Subject to and in accordance with the provisions of Sections 4 and 34 of the TNAS Agreement, the Permittee shall have the right to extend the term of the permission granted under this Agreement with respect to Monopole System Operations.  In the event the Permittee shall extend the term of the permission granted hereunder, the provisions of paragraph III of Section 5 of the TNAS Agreement shall be applicable and in full force and effect during the “Renewal Term” of such permission.

5.The Permittee and the Port Authority hereby confirm that the annual “Access Fee” set forth in Schedule 2.8(i) and required to be paid by [*] shall comprise “Gross Receipts,” and that the annual Access Fee required to be paid by each subsequent Carrier User that executes Schedule 2.8(i) shall comprise “Tower Gross Receipts” as defined in the TNAS Agreement for purposes of the calculation of the Additional Fee under paragraph III of Section 5 of the TNAS Agreement.

*  CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

6.(a)Section 7 of the TNAS Agreement shall not be applicable to the “Construction Work” (as hereinafter defined) to be performed by the Permittee in connection with the Monopole System; in lieu thereof, the provisions of this paragraph 6 shall govern the Construction Work in all respects.  Notwithstanding the following provisions of this paragraph 6, the Port Authority acknowledges that the construction and installation work with respect to the Monopole System at the Site may, in fact, be performed by [*], as contemplated by the provisions of Schedule 2.8(i).  Except as otherwise expressly provided in Schedule 2.8(i), the Permittee shall perform, at its sole cost and expense, all installation work required to prepare the Site for the Permittee’s Monopole System Operations, including the installation of the monopole and all transmitters, receivers, and other equipment at the Site and the construction of all associated improvements at the Site appurtenant to the operation of the Monopole System, provided however that the Permittee shall have no obligations with respect to the installation of proprietary Carrier User equipment for the exclusive use of individual Carrier Users (the work described in this paragraph 6 hereinafter referred to as the “Construction Work").

(b)(i)The Permittee shall be responsible at its sole expense for retaining all architectural, engineering and other technical consultants and services as may be directed by the Port Authority and for developing, completing and submitting procedures for the installation of all equipment and the construction of all improvements appurtenant to the operation of the Monopole System.  Prior to retaining any licensed architect, professional engineer or other technical consultant in connection with the Construction Work, the name or names of said licensed architect, professional engineer or other technical consultant shall be submitted to the Port Authority for its approval.  The Port Authority shall have the right to disapprove any licensed architect, professional engineer or other technical consultant who may be unacceptable to it and shall approve in advance the Permittee’s contract with each such licensed architect, professional engineer or other technical consultant.

*  CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

(ii)(1)Prior to the commencement of any Construction Work at the Site, the Permittee shall submit to the Port Authority for its approval a Tenant Alteration Application (hereinafter called the “Construction Application”), in the form supplied by the Port Authority, and containing such terms and conditions as the Port Authority may include, setting forth in detail by appropriate plans and specifications the Construction Work the Permittee proposes to perform at the Site and the manner of and time periods for performing such work.  The data to be supplied by the Permittee shall identify separately each of the items constituting the Construction Work and shall describe in detail the improvements, fixtures, equipment, and systems to be installed by the Permittee.  The plans and specifications to be submitted by the Permittee shall be in sufficient detail for a contractor to perform the Construction Work and shall bear the seal of a licensed architect or professional engineer who shall be responsible for the administration of the Construction Work in accordance with the Port Authority's requirements.  In connection with the review by the Port Authority of the Permittee's submission under this Section, the Permittee shall submit to the Port Authority, at the Port Authority's request, such additional data, detail or information as the Port Authority may require for such review.  Following the Port Authority's receipt of the Permittee's Construction Application, the Port Authority shall give its written approval or rejection thereof, or shall request such modifications thereto as the Port Authority may find necessary or appropriate.  The Permittee shall not engage any contractor or permit the use of any subcontractor unless and until each such contractor or subcontractor, and the contract such contractor or subcontractor is operating under, have been approved by the Port Authority.  The Permittee shall include in any such contract or subcontract such provisions as are required pursuant to the provisions of this Agreement and the Construction Application approved by the Port Authority, including, without limitation thereto, provisions regarding labor harmony.

(2)The Port Authority shall review the Construction Application and all plans and specifications submitted by the Permittee therewith and will furnish its comments regarding the same to the Permittee within fifteen (15) business days after its receipt thereof.  The Port Authority will also review and comment on any corrected, modified or amended plans and specifications resubmitted to the Port Authority by the Permittee within fifteen (15) business days after receipt of any such

CONFIDENTIAL TREATMENT REQUESTED

resubmission.  The Permittee hereby agrees that the Port Authority shall have no responsibility, liability or obligation to the Permittee in the event the Port Authority fails to respond to any such submission or resubmission of the Construction Application by the Permittee within the time periods set forth above, including any obligation to provide a reimbursement, rent credit or other rent concession.

(iii)(1)The Permittee hereby assumes the risk of loss or damage to all of the Construction Work prior to the completion thereof and the risk of loss or damage to all property of the Port Authority, its lessees and permittees arising out of or in connection with the Construction Work.  In the event of any such loss or damage, the Permittee shall forthwith repair, replace and make good the Construction Work and the property of the Port Authority, its lessees and permittees.  The Permittee shall, and shall require each of its contractors to indemnify the Port Authority and its Commissioners, officers, agents and employees from and against all claims and demands, just or unjust, by third persons (including the Commissioners, officers, agents and employees of the Port Authority) against the Port Authority and its Commissioners, officers, agents and employees, arising or alleged to arise out of the performance of the Construction Work or based upon any of the risks assumed by the Permittee in this Agreement or any breach hereof, and for all loss and expense incurred by it and by them in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, direct or consequential, whether they arise from acts or omissions of the Permittee, any contractors of the Permittee, the Port Authority, third persons, or from acts of God or the public enemy, or otherwise, excepting only claims and demands which result solely from the gross negligence or willful misconduct of the Port Authority subsequent to commencement of the Construction Work; provided however, the Permittee shall not be required to indemnify the Port Authority where indemnity would be precluded by Section 5-322.1 of the General Obligations Law of the State of New York.  The Permittee shall cause each such contractor and subcontractor to obtain and maintain in force such insurance coverage and performance bonds as the Port Authority may specify, including, without limitation, a contractual liability endorsement to cover the indemnity obligations assumed by the Permittee pursuant to the provisions of this paragraph.

CONFIDENTIAL TREATMENT REQUESTED

(2)If so directed, the Permittee shall at its own expense defend any suit based upon any claim or demand described in subparagraph (1) above (even if such suit, claim or demand is groundless, false or fraudulent), and in handling such it shall not, without obtaining express advance permission from the General Counsel of the Port Authority, raise any defense involving in any way the jurisdiction of the tribunal over the person of the Port Authority, the immunity of the Port Authority, its Commissioners, officers, agents or employees, the governmental nature of the Port Authority or the provision of any statutes respecting suits against the Port Authority.  The Permittee shall not be liable for any fees and expenses of separate counsel representing the Port Authority, other than the reasonable costs of investigation.  The Permittee shall not be liable for any settlement of any action, proceeding or suit, which settlement is effected by the Port Authority without the prior written consent of the Permittee, which shall not be unreasonably withheld.  If the Permittee shall not grant its consent as provided above, such action, proceeding or suit shall thereafter be defended by the Permittee, at its sole cost and expense, subject to the limitations set forth above in this subparagraph (2).

(iv)The Construction Work shall be performed by the Permittee in accordance with the Construction Application and final plans and specifications approved by the Port Authority, shall be subject to inspection by the Port Authority during the progress of the Construction Work and after the completion thereof, and the Permittee, upon direction from the Port Authority to do so, shall stop the performance of any portion of the Construction Work which is not being performed in accordance with the above and redo or replace at its own expense any Construction Work not done in accordance therewith.  The Permittee shall also supply the Port Authority with “as-built” drawings in such form and number as are reasonably requested by the Port Authority, and the Permittee shall keep said drawings current during the term of the permission granted under this Agreement.  No changes or modifications to any Construction Work shall be made without the prior consent of the Port Authority.

(v)The Permittee shall pay or cause to be paid all claims lawfully made against it by its contractors, subcontractors, material suppliers and workers, and all claims lawfully made against it by other third persons arising out of or in connection with or because of the performance of the Construction Work, and shall cause its contractors and subcontractors to pay all such

CONFIDENTIAL TREATMENT REQUESTED

claims lawfully made against them, provided however, that nothing herein contained shall be construed to limit the right of the Permittee to contest any claim of a contractor, subcontractor, material supplier or worker or other person, and no such claim shall be considered to be an obligation of the Permittee within the meaning of this paragraph unless and until the same shall have been finally adjudicated.  The Permittee shall use commercially reasonable efforts to resolve any such claims and shall keep the Port Authority fully informed of its actions with respect thereto.  Without limiting the generality of the foregoing, all of the Permittee’s construction contracts shall provide as follows: “If (1) the Contractor fails to perform any of its obligations under this Contract, including its obligation to pay any claims lawfully made against it by any material supplier, subcontractor, worker or any other third person which arises out of or in connection with the performance of this Contract, (2) any claim (just or unjust) which arises out of or in connection with this Contract is made against the Permittee, or (3) any subcontractor under this Contract fails to pay any claims lawfully made against it by any material supplier, subcontractor, worker or any other third person which arise out of or in connection with this Contract or if in the Permittee’s opinion any of the aforesaid contingencies is likely to arise, then the Permittee shall have the right, in its discretion, to withhold out of any payment (final or otherwise and even though such payments have already been certified as due) such sums as the Permittee may deem ample to protect it against delay or loss or to assume the payment of just claims of third persons, and to apply such sums as the Permittee may deem proper to secure such protection or to satisfy such claims.  All sums so applied shall be deducted from the Contractor’s compensation.  Omission by the Permittee to withhold out of any payment, final or otherwise, a sum for any of the above contingencies, even though such contingency has occurred at the time of payment, shall not be deemed to indicate that the Permittee does not intend to exercise its right with respect to such contingency.  Neither the above provisions for the rights of the Permittee to withhold and apply monies nor any exercise or attempted exercise of, or omission to exercise, such right by the Permittee shall create any obligation of any kind to such material suppliers, subcontractors, workers or other third persons.  Until actual payment is made to the Contractor, its right to any amount to be paid under this Contract (even though such payments have already been certified as due) shall be subordinate to the rights of the Permittee under this provision.”

CONFIDENTIAL TREATMENT REQUESTED

(c)(i)The Permittee shall not commence any Construction Work prior to the Commencement Date and until the Construction Application and plans and specifications covering such work have been finally approved by the Port Authority.  The Permittee recognizes that its obligation to pay fees, including, without limitation, the Additional Fee, provided for in this Agreement by reference to the TNAS Agreement shall commence on the Commencement Date and the Permittee’s payment of the Additional Fee shall be made in accordance with the provisions of paragraph III of section 5 of the TNAS Agreement.

(ii)The Permittee shall submit a Construction Application for the Construction Work at the Site within thirty (30) days following execution of this Agreement.  The Permittee shall commence the performance of the Construction Work at the Site within fifteen (15) days following the approval of the Construction Application and shall diligently pursue the completion of the Construction Work.

(d)The Permittee shall be solely responsible for the plans and specifications used by it and for the adequacy or sufficiency of such plans and specifications, and all the improvements, fixtures, and equipment depicted thereon or covered thereby, regardless of the consent thereto or approval thereof by the Port Authority or the incorporation therein of any Port Authority requirements or recommendations.  The Port Authority shall have no obligation or liability in connection with the performance of any of the Construction Work or for the contracts for the performance thereof entered into by the Permittee.  The Permittee hereby releases and discharges the Port Authority, its Commissioners, officers, representatives and employees of and from any and all liability, claims for damages or losses of any kind, whether legal or equitable, or from any action or cause of action arising out of or in connection with the performance of any of the Construction Work pursuant to the contracts between the Permittee and its contractors except for any of the foregoing caused solely by the gross negligence or willful misconduct of the Port Authority.  The Permittee shall use commercially reasonable efforts to make arrangements for the extension to the Port Authority of all warranties extended or available to the Permittee in connection with the Construction Work.

(e)The Permittee understands that there may be other communications and utility lines and conduits located in portions of the Site where the Permittee will operate the Monopole System.

CONFIDENTIAL TREATMENT REQUESTED

The Port Authority will use commercially reasonable efforts to make available to the Permittee its records to the extent the same are available in an effort to identify to the Permittee the location of such communication and utility lines which may interfere with the Construction Work proposed by the Permittee.  The Port Authority hereby disclaims any warranty or representation to the Permittee that such records are accurate.  The Permittee agrees to design the Construction Work so as to eliminate or minimize the need for relocation of any such communications and utility lines.

(f)Upon completion of the Construction Work at the Site, the Permittee shall supply the Port Authority with a certificate signed by a responsible officer of the Permittee and by the licensed architect or professional engineer who sealed the Permittee's plans pursuant to the provisions of this Section, certifying that all of the Construction Work has been performed in accordance with the approved plans and specifications covering such work, in accordance with the provisions of this Agreement and in compliance with all applicable laws, ordinances, governmental rules, regulations and orders.  The Port Authority will inspect the Construction Work at the Site and if the same has been completed as certified by the Permittee and the Permittee’s licensed architect or professional engineer, the Port Authority shall deliver a certificate to such effect to the Permittee within twenty (20) business days following the Port Authority’s receipt of such certification, subject to the condition that all risks thereafter with respect to the construction and installation of the Construction Work and, as between the Permittee and the Port Authority, any liability therefor for negligence or other reason shall be borne by the Permittee.  The Permittee shall not use or permit the use of the Site for the purposes set forth in this Agreement or conduct Monopole System Operations until such certificate is received from Port Authority.

7.(a)Upon the expiration or termination of this Agreement, the Permittee covenants and agrees to yield and deliver the Monopole System peaceably to the Port Authority free and clear of any claim of ownership by the Permittee, including title to Monopole System software licenses, equipment warranties and service contracts, without any further act or deed by the Permittee.  The Permittee shall promptly execute and deliver assignments, bills of sale and all other documents necessary or convenient in order to evidence the rights of the Port Authority therein, including title to Monopole System software licenses, equipment warranties and service contracts.  Upon the expiration or termination of this

CONFIDENTIAL TREATMENT REQUESTED

Agreement, the Permittee shall deliver the Monopole System to the Port Authority promptly and in good condition, such reasonable wear excepted as would not adversely affect or interfere with its proper operation under this Agreement.

(b)The Permittee shall have the right at any time during the term of the permission under this Agreement to remove a portion or portions of the Monopole System consisting of equipment or other personal property from the Site, provided that the Permittee shall install suitable replacements therefor as is necessary for Monopole System Operations.

8.(a)The Permittee recognizes that it is a special consideration for the Port Authority's entering into this Agreement that the Permittee, without in any way limiting or modifying its obligations with respect to any other provision of the TNAS Agreement, hereby confirms that all the obligations assumed by the Permittee pursuant to Section 46 of the TNAS Agreement, including all references therein to objectionable interference, are fully applicable to Monopole System Operations, provided however that the obligation of the Port Authority contained in the second sentence of paragraph (b) of Section 46 shall not be applicable to any communications activity conducted by the Port Authority or by a third party pursuant to agreement with the Port Authority as of the date of this agreement.

(b)The Permittee hereby represents and warrants that the provisions of subparagraph (b)(ii)(1) of Section 25 of the TNAS Agreement are fully applicable with respect to the negotiation and execution of this Agreement as a supplement to the TNAS Agreement and that no approval by or consultation with the “Project Lender” (as defined in said Section 25) shall be required in order to authorize or permit the Permittee to negotiate and enter into this Agreement with the Port Authority.

9.The Permittee represents and warrants that no broker has been concerned in the negotiation of this Agreement on behalf of the Permittee or the implementation of the Monopole System hereunder and that there is no broker who is or may be entitled to be paid a commission in connection therewith.  The Permittee shall indemnify and save harmless the Port Authority of and from any and all claims for commission or brokerage made by any and all persons, firms or corporations whatsoever for services in connection with the negotiation and execution of this Agreement or the implementation of the Monopole System hereunder.

CONFIDENTIAL TREATMENT REQUESTED

10.Neither the Commissioners of the Port Authority nor any of them, nor any officer, agent or employee thereof, shall be charged personally by the Permittee with any liability, or held liable to it under any term or provision of this Agreement or because of its execution or attempted execution or because of any breach thereof.

11.As hereby amended, all of the terms, covenants, provisions, conditions and agreements of the TNAS Agreement shall be and remain in full force and effect.

12.This Agreement and the TNAS Agreement which it amends constitute the entire agreement between the Port Authority and the Permittee on the subject matter and may not be changed, modified, discharged or extended except by instrument in writing duly executed on behalf of both the Port Authority and the Permittee.  The Permittee agrees that no representations or warranties shall be binding upon the Port Authority unless expressed in writing in the TNAS Agreement or in this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, the Port Authority and the Permittee have executed these presents, as of the date first above written.

THE PORT AUTHORITY OF NEW YORK
ATTEST:		AND NEW JERSEY

By:

Title:
(Seal)

CONFIDENTIAL TREATMENT REQUESTED

NEW YORK TELECOM PARTNERS, LCC
ATTEST:

By:

Title:
(Corporate Seal)

CONFIDENTIAL TREATMENT REQUESTED

(Port Authority Acknowledgment)

STATE OF NEW YORK)

) ss.:

COUNTY OF NEW YORK)

On the      day of              , 2003, before me personally came                                          , to me known, who, being by me duly sworn, did depose and say that he resides at

                          ; that he is the                                           of The Port Authority of New York and New Jersey, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Commissioners of said corporation; and that he signed his name thereto by like order.

op

(notarial seal and stamp)

CONFIDENTIAL TREATMENT REQUESTED

(Limited Liability Company Acknowledgment)

STATE OF)

) ss.:

COUNTY OF)

On the     day of             , 2003, before me personally came
                                                                                                         , to me known, who, being by me duly sworn, did depose and say that he resides at

                       ; that he is the                                     of New York Telecom Partners, LLC, a Delaware limited liability company, the limited liability company described in and which executed the foregoing instrument; that he executed the same for and on behalf of said limited liability company; and that he is duly authorized and empowered to do so.

(notarial seal and stamp)

CONFIDENTIAL TREATMENT REQUESTED

SCHEDULE 2.8(i)

(Co-Location Sites - Monopoles and Rooftops)

(Port Newark Monopole/Rooftop Site)

Covered Facility:	Monopole/Rooftop at Port Newark (the "Site").
Access Fee:

[*] annually (net/net/net) per Carrier per Site for voice carriers.  Payable quarterly in advance. Amount increases by three percent (3%) (compounded) on each Anniversary of the Covered Facility Acceptance Date.

Base Term:	Covered Facility Acceptance Date to August 26, 2014
Renewal Option:	Two, five-year renewal options in accordance with Section 4.2 of Carrier Access Agreement.
[*]	[*]
[*]	[*]
Construction Date:	TBD
Construction Period:	Estimated to be within [*].
Project Installation and Costs:	[*]

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]
Design and Installation Approval:

The Carrier shall prepare and submit, at the Carrier's sole cost and expense, all design documents for NYTP's review and approval.  No changes to [any Carrier Equipment or to a Monopole and Related Improvements] [or] [any Rooftop Equipment], and no additional Carrier Equipment or other improvements of any kind, shall be permitted at the Site without the Carrier first submitting the design and installation plans for such changes or additions to NYTP for its review and approval.  At no time shall any antennae or other transmitting or receiving devices be mounted, directed, or used at the Site in a manner that would permit wireless communications to be transmitted between (i) such antennae or other transmitting or receiving devices; (ii) wireless communications equipment or devices being used at any other Port Authority Facility; and (iii) equipment that would divert coverage from an existing PA facility (i.e. Newark Airport).

Maintenance and Repairs:

The Participating Carriers shall, at their sole cost and expense, keep and maintain the Site in a neat and orderly condition.  The Participating Carriers shall not permit any waste, damage or injury to the Site or any improvements thereon.  All maintenance and repair work at the Site (other than that relating solely to a Participating Carrier's individual Carrier Equipment) shall be accomplished, at NYTP's discretion, either (i) by NYTP, in which event all Participating Carriers shall reimburse NYTP on a pro rata basis for the costs of all such maintenance and repairs, or (ii) directly by the Participating Carriers on a pro rata basis.  NYTP shall, upon the request of a Participating Carrier, determine what maintenance and repairs are necessary or appropriate at a Site and shall assist the Participating Carriers in the engagement of contractors to perform such work.  Appropriate evidence of maintenance and repair costs for a Site shall be maintained by the party or parties causing the work to be performed.  If NYTP elects to perform maintenance and repair work, the costs for such work shall be paid by the Participating Carriers within ten (10) days of presentation of an invoice by NYTP.  Neither NYTP nor the Port Authority shall have any obligation to maintain or safeguard the Site, any improvements thereon, or any Carrier Equipment.

Insurance:	[*]

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Indemnification:

The Carrier shall indemnify and save NYTP and the Port Authority harmless from all claims (including costs and expenses of defending against such claims) arising from the Site and any improvements thereon or from any breach of this Schedule 2.8(i) by the Carrier, or any negligent act, negligent omission or intentional tort of the Carrier or the Carrier's agents, employees, contractors, invitees or licensees occurring during the term of this Schedule 2.8(i), or any action or omission of the Carrier that causes NYTP to have any liability or obligation to the Port Authority under the TNAS Agreement.

Access; Non-Exclusive Rights:

The Carrier acknowledges that the Carriers' rights at the Site are non-exclusive.  Each other Participating Carrier shall have the right to participate, at any time, at a Site in accordance with the terms of the Carrier Access Agreement and this Schedule 2.8(i).  NYTP and the Port Authority shall have at all times the right to access and inspect the Site and all improvements.

Relocation, Renovation, Demolition:

NYTP and the Port Authority shall have at all times the right to request the Carrier to relocate and/or remove [the Monopole and Related Improvements] [Rooftop Equipment] for public safety reasons.  Such relocation and/or removal shall be accomplished in accordance with Section 8.4 of the Carrier Access Agreement.

Site Conditions:

NYTP and the Port Authority make no representation or warranty to the Carrier, either express or implied, as to the use, operation, safety, environmental condition, title or fitness for a particular purpose of the Site, and the Carrier's use of the Site shall be on an "as is, where is" basis.  The Carrier shall inspect the Site and become familiar with the conditions of the Site.  Neither NYTP nor the Port Authority is obligated to alter, improve, remediate or otherwise perform any work or undertake any obligation with respect to the Site,

Utilities:	[*]
Compliance With Laws:

The access to, and installation, maintenance and operation of, all Carrier Equipment and all other improvements at the Site must at all times be in strict compliance with all technical standards and all applicable federal, state and local laws, ordinances, and regulations.  The Carrier shall obtain and maintain, at its expense, such licenses, permits or other approvals required for the Carrier's use of the Site, if any.

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

Liens:

The Carrier shall keep the Site free from any liens arising from any work performed, materials furnished or obligations incurred by or at the request of the Carrier.  If any lien is filed against the Site as a result of the acts or omissions of the Carrier or its employees, agents or contractors, the Carrier must discharge the lien or bond the lien in a manner reasonably satisfactory to NYTP within thirty (30) days after the Carrier or NYTP receives written notice from any party that a lien has been filed.  If the Carrier fails to discharge or bond any lien within such period, then, in addition to any other right or remedy of NYTP, NYTP may, at NYTP's election, discharge the lien and the Carrier shall reimburse NYTP, within ten (10) days of demand, any amount paid by NYTP for the discharge of such lien and all fees, legal expenses and all other costs and expenses of NYTP incurred in connection with any such lien.

Monopole and Related Improvements Upon Expiration or Termination:

For Monopole installations - The Monopole and all Related Improvements at the Site shall be the property of the Participating Carriers until the expiration of the term (including any renewal periods) of this Schedule 2.8(1) or the termination of the Carrier's rights hereunder in accordance with the Carrier Access Agreement; at that time the Monopole and all Related Improvements at the Site shall remain at their existing location and become the property of the Port Authority without payment by the Port Authority.  Notwithstanding the foregoing, upon the expiration of the term (including any renewal periods) of this Schedule 2.8(i) or the termination of all Participating Carriers' rights under their respective Carrier Access Agreements, NYTP or the Port Authority may require the Participating Carriers to remove the Monopole and Related Improvements, in which event the Participating Carriers, at their sole cost and expense, shall remove the Monopole and Related Improvements, and repair and restore any damage to the ground area of the Site caused by the installation or removal.

Carrier Status:	[*]
Other Terms and Conditions:

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

The undersigned, intending to be legally bound hereby, agree that this Schedule 2.8(i) shall be incorporated in, become part of and be governed by the [Amended and Restated] Carrier Access Agreement between New York Telecom Partners, LLC and [*]dated 12/21/99, as amended.

NEW YORK TELECOM PARTNERS, LLC.

By:	/s/ Richard J. DiGeronimo
Richard J. DiGeronimo, President
Date:	July 17, 2002

[*]

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

CONFIDENTIAL TREATMENT REQUESTED

[*]

* CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.